AMENDED AND RESTATED
                              SUBADVISORY AGREEMENT

     THIS AGREEMENT is made and entered into as of December 30, 1998, and as amended and restated as of May 1, 2002, between STRONG CAPITAL MANAGEMENT, INC. (the "Advisor"), a Wisconsin corporation registered under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and NEXT CENTURY GROWTH INVESTORS, LLC (the "Subadvisor"), a Delaware limited liability company registered under the Advisers Act.

                                   WITNESSETH:

     WHEREAS, Strong U.S. Emerging Growth Fund (the "Fund"), a series of the Strong Equity Funds, Inc., a Wisconsin corporation, is registered with the U.S. Securities and Exchange Commission (the "Commission") as a series fund of an open-end management investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act");

     WHEREAS, the Advisory Agreement permits the Advisor to delegate certain of its duties under the Advisory Agreement to other investment advisors, subject to the requirements of the Investment Company Act; and

     WHEREAS, the Advisor desires to retain the Subadvisor as subadvisor for the Fund to act as investment advisor for and to manage the Fund's Investments (as defined below) and the Subadvisor desires to render such services.

     NOW, THEREFORE, the Advisor and Subadvisor do mutually agree and promise as follows:

     1. APPOINTMENT AS SUBADVISOR. The Advisor hereby retains the Subadvisor to act as investment advisor for and to manage certain assets of the Fund subject to the supervision of the Advisor and the Board of Directors of the Fund and subject to the terms of this Agreement; and the Subadvisor hereby accepts such employment. In such capacity, the Subadvisor shall be responsible for the Fund's investments.

     2. DUTIES OF SUBADVISOR.


          (a) INVESTMENTS. The Subadvisor is hereby authorized and directed and hereby agrees, subject to the stated investment policies and restrictions of the Fund as set forth in the Fund's current prospectus and statement of additional information as currently in effect and as supplemented or amended from time to time (collectively referred to hereinafter as the "Prospectus") and subject to the directions of the Advisor and the Fund's Board of Directors, to purchase, hold and sell investments for the account of the Fund (hereinafter "Investments") and to monitor on a continuous basis the performance of such Investments.

          (b) ALLOCATION OF BROKERAGE. The Subadvisor is authorized, subject to the supervision of the Advisor and the Board of Directors of the Fund, to place orders for the purchase and sale of the Fund's Investments with or through such persons, brokers or dealers, and to negotiate commissions to be paid on such transactions in accordance with the Fund's policy with respect to brokerage as set forth in the Prospectus. The Subadvisor may, on behalf of the Fund, pay brokerage commissions to a broker which provides brokerage and research services to the Subadvisor in excess of the amount another broker would have charged for effecting the transaction, provided
     (i) the Subadvisor determines in good faith that the amount is reasonable in relation to the value of the brokerage and research services provided by the executing broker in terms of the particular transaction or in terms of the Subadvisor's overall responsibilities with respect to the Fund and the accounts as to which the Subadvisor exercises investment discretion, (ii) such payment is made in compliance with Section 28(e) of the Securities Exchange Act of 1934, as amended, and any other applicable laws and regulations, and (iii) in the opinion of the Subadvisor, the total commissions paid by the Fund will be reasonable in relation to the benefits to the Fund over the long term. It is recognized that the services provided by such brokers may be useful to the Subadvisor in connection with the Subadvisor's services to other clients. On occasions when the Subadvisor deems the purchase or sale of a security to be in the best interests of the Fund as well as other clients of the Subadvisor, the Subadvisor, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of securities so sold or purchased, as well as the expenses incurred in the transaction, will be made by the Subadvisor in the manner the Subadvisor considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other clients.

          (c) SECURITIES TRANSACTIONS. The Subadvisor and any affiliated person of the Subadvisor will not purchase securities or other instruments from or sell securities or other instruments to the Fund; PROVIDED, HOWEVER, the Subadvisor may purchase securities or other instruments from or sell securities or other instruments to the Fund if such transaction is permissible under applicable laws and regulations, including, without limitation, the Investment Company Act and the Advisers Act and the rules and regulations promulgated thereunder.

          The Subadvisor agrees to observe and comply with Rule 17j-1 under the Investment Company Act and the Fund's Code of Ethics, as the same may be amended from time to time (or, in the case of the Fund's Code of Ethics, to adopt or have adopted a Code of Ethics that complies in all material respects with the requirements of the Fund's Code of Ethics). The Subadvisor will make available to the Advisor or the Fund at any time upon request, including facsimile without delay, during any business day any reports required to be made by the Subadvisor pursuant to Rule 17j-1 under the Investment Company Act.

          (d) BOOKS AND RECORDS. The Subadvisor will maintain all books and records required to be maintained pursuant to the Investment Company Act and the rules and regulations promulgated thereunder with respect to transactions made by it on behalf of the Fund including, without limitation, the books and records required by Subsections (b)(1), (5), (6),
     (7),  (9),  (10)  and (11)  and  Subsection  (f) of Rule  31a-1  under  the
     Investment Company Act and shall timely furnish to the Advisor all information relating to the Subadvisor's services hereunder needed by the Advisor to keep such other books and records of the Fund required by Rule 31a-1 under the Investment Company Act. The Subadvisor will also preserve all such books and records for the periods prescribed in Rule 31a-2 under the Investment Company Act, and agrees that such books and records shall remain the sole property of the Fund and shall be immediately surrendered to the Fund upon request. The Subadvisor further agrees that all books and records maintained hereunder shall be made available to the Fund or the Advisor at any time upon request, including facsimile without delay, during any business day.

          (e) INFORMATION CONCERNING INVESTMENTS AND SUBADVISOR. From time to time as the Advisor or the Fund may request, the Subadvisor will furnish the requesting party reports on portfolio transactions and reports on Investments held in the portfolio, all in such detail as the Advisor or the Fund may request. The Subadvisor will also provide the Fund and the Advisor on a regular basis with economic and investment analyses and reports or other investment services normally available to institutional or other clients of the Subadvisor.

          The Subadvisor will make available its officers and employees to meet with the Fund's Board of Directors at the Fund's principal place of business on due notice to review the Investments of the Fund (through quarterly in-person presentations). The Subadvisor further agrees to inform the Fund and the Advisor on a current basis of changes in investment strategy, tactics or key personnel.

          The Subadvisor will also provide such information or perform such additional acts as are customarily performed by a subadvisor and may be required for the Fund or the Advisor to comply with their respective obligations under applicable laws, including, without limitation, the Internal Revenue Code of 1986, as amended (the "Code"), the Investment Company Act, the Advisers Act, the Securities Act of 1933, as amended (the "Securities Act") and any state securities laws, and any rule or regulation thereunder.

          (f) CUSTODY ARRANGEMENTS. The Subadvisor acknowledges receipt of the Custodian and Remote Access Agreement for the Fund and agrees to comply at all times with all requirements relating to such arrangements, and any future arrangements, to the extent applicable to the performance of the Subadvisor's obligations under this Agreement. The Subadvisor shall provide the Advisor, and the Advisor shall provide the Fund's custodian on each business day with information relating to all transactions concerning the Fund's assets.

          (g) ADVISOR REPRESENTATIVES. The Subadvisor shall include at least two
     (2) representatives of the Advisor, as specified by the Advisor, in the list of individuals authorized to give directions (without restrictions of any kind) to brokers and dealers utilized by the Subadvisor to execute portfolio transactions for the Fund and custodians or depositories that hold securities or other assets of the Fund at any time. Subadvisor shall have no liability or responsibility for the actions of such representatives of the Advisor. For so long as this Agreement is in effect, the Advisor will not issue any instructions under this provision without prior notice to the Subadvisor.

          (h) COMPLIANCE WITH APPLICABLE LAWS AND GOVERNING DOCUMENTS. The Subadvisor agrees that in all matters relating to its performance under this Agreement, the Subadvisor and its directors, officers, partners, employees and interested persons, will act in accordance with all applicable laws, including, without limitation, the Investment Company Act, the Advisers Act, the Code, the Commodity Exchange Act, as amended (the "CEA") and state securities laws, and any rules and regulations promulgated thereunder. The Subadvisor further agrees to act in accordance with the Fund's Articles of Incorporation, By-Laws, currently effective registration statement under the Investment Company Act, including any amendments or supplements thereto, and Notice of Eligibility under Rule 4.5 of the CEA, if applicable, (collectively, "Governing Instruments and Regulatory Filings") and any instructions or directions of the Fund, its Board of Directors or the Advisor.

          The Subadvisor acknowledges receipt of the Fund's Governing Instruments and Regulatory Filings. The Advisor hereby agrees to provide to the Subadvisor any amendments, supplements or other changes to the Governing Instruments and Regulatory Filings as soon as practicable after such materials become available and, upon receipt by the Subadvisor, the Subadvisor will act in accordance with such amended, supplemented or otherwise changed Governing Instruments and Regulatory Filings.

          (i) FUND'S NAME; ADVISOR'S NAME. The Subadvisor agrees that it shall have no rights of any kind relating to the Fund's name, "Strong U.S. Emerging Growth Fund" or in the name "Strong" as it is used in connection with investment products, services or otherwise, and that it shall make no use of such names without the express written consent of the Fund or the Advisor, as the case may be.

          (j) VOTING OF PROXIES. Unless the Subadvisor directs otherwise, the Subadvisor directs the Advisor to vote, in accordance with the Advisor's Proxy Voting Policies in effect from time to time, such proxies as may be necessary or advisable in connection with the any matters submitted to a vote of shareholders of securities held by the Fund.

     3. SERVICES EXCLUSIVE.

          (a) EXCLUSIVE INVESTMENT ADVISE. Except as provided in Subsection (b) of this Section 3 or as otherwise agreed to in writing by the Advisor, during the term of this Agreement, as provided in Section 14 hereof, and for a period of two years after the date the Subadvisor gives notice to the Advisor of its intention to terminate this Agreement or six months after the date the Advisor gives notice to the Subadvisor of its intention to terminate this Agreement, the Subadvisor (which for purposes of this
     Section 3 shall also include any successors to the Subadvisor), and any person or entity controlled by, or under common control with, the Subadvisor, shall not act as investment advisor or subadvisor, or otherwise render investment advice to, or sponsor, promote or distribute, any investment company or comparable entity registered under the Investment Company Act or other investment fund consisting of more than 100 investors that is offered publicly but is not subject to the registration requirements of the Investment Company Act that is substantially similar to the Fund.

          (b)  EXCEPTIONS.  The Subadvisor may, except as provided in Subsection
     (a) of this Section 3, act as investment advisor for non-investment company clients; PROVIDED, HOWEVER, that such services for others shall not in any way hinder, impair, preclude or prevent the Subadvisor from performing its duties and obligations under this Agreement and that whenever the Fund and one or more other accounts advised by the Subadvisor have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with procedures that are equitable for each account. Similarly, opportunities to sell securities will be allocated in an equitable manner.

     4. NON-COMPETITION. The Subadvisor and any person or entity controlled by the Subadvisor will not in any manner sponsor, promote or distribute any new investment product or service substantially similar to the Fund, as such phrase is used in Section 3 hereof, for the period that the Subadvisor is required to provide exclusive services to the Fund pursuant to Section 3 hereof, without the prior written consent of the Advisor. In addition, the Subadvisor and any person or entity controlled by the Subadvisor will not in any manner sponsor, promote or distribute any other mutual funds that compete with other Funds in the Strong Family of Funds for the period of this Agreement, without the prior written consent of the Advisor.

     5. INDEPENDENT CONTRACTOR. In the performance of its duties hereunder, the Subadvisor is and shall be an independent contractor and unless otherwise expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent the Fund or the Advisor in any way or otherwise be deemed an agent of the Fund or the Advisor.

     6. COMPENSATION. The Advisor shall pay to the Subadvisor a fee for its services hereunder (the "Subadvisory Fee") computed as follows, based on the net asset value of the Fund:

          (a) FEE RATE. The Subadvisory Fee shall be the annual rate specified below of the Fund's average daily net asset value minus 50% of any payments the Advisor is obligated to make to third-party financial intermediaries for the various administrative services such third-party intermediaries provide for Fund shareholders who invest through them.

                           AVERAGE DAILY NET ASSET VALUE      FEE RATE

                           For assets up to $200 million        0.50%
                           For the next $800 million in assets  0.40%
                           For assets over $1 billion           0.35%

          Subadvisor acknowledges and agrees that the Advisor may waive all or any portion of its management fee at such times and for such periods of time as it determines in its sole and absolute discretion. In the event of a full waiver, the Subadvisory Fee shall be zero. In the event of a partial waiver, the Subadvisory Fee shall be reduced pro rata.

          (b) MOST FAVORED CLIENT COMPENSATION DISCLOSURE. In the event the Subadvisor charges any of its similarly situated advisory clients on a more favorable compensation basis, the Subadvisor shall immediately notify and fully disclose to the Advisor the nature and exact terms of such arrangement.

          (c) METHOD OF COMPUTATION; PAYMENT. The Subadvisory Fee shall be accrued for each calendar day the Subadvisor renders subadvisory services hereunder and the sum of the daily fee accruals shall be paid monthly to the Subadvisor as soon as practicable following the last day of each month, by wire transfer if so requested by the Subadvisor, but no later than eight calendar days thereafter. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the annual rate as described in Subsection (a) of this Section 6 and multiplying the product by the net asset value of the Fund as determined in accordance with the Prospectus as of the close of business on the previous business day on which the Fund was open for business. The Subadvisory Fee will reflect any waivers by the Advisor as described in Subsection (a) of this Section 6.

     7. COMMISSIONS. The Advisor understands that the Subadvisor may, in the future, act as executing and clearing broker in connection with the transactions effected by the Fund and that the Subadvisor will be paid commissions by the Fund in connection therewith in accordance with all applicable laws, including, but not limited to Rule 17e-1 promulgated under the Investment Company Act.

     8. EXPENSES. The Subadvisor shall bear all expenses incurred by it in connection with its services under this Agreement and will, from time to time, at its sole expense employ or associate itself with such persons as it believes to be particularly fitted to assist it in the execution of its duties hereunder.

     9. REPRESENTATIONS AND WARRANTIES OF SUBADVISOR. The Subadvisor represents and warrants to the Advisor and the Fund as follows:

          (a) The Subadvisor is registered as an investment advisor under the Advisers Act;

          (b) The  Subadvisor  has filed a notice of exemption  pursuant to Rule
     4.14 under the CEA with the Commodity Futures Trading Commission (the "CFTC") and the National Futures Association (the "NFA"), if applicable;

          (c) The Subadvisor is a corporation duly organized and validly existing under the laws of the State of Delaware with the power to own and possess its assets and carry on its business as it is now being conducted;

          (d) The execution, delivery and performance by the Subadvisor of this Agreement are within the Subadvisor's powers and have been duly authorized by all necessary action on the part of its shareholders, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Subadvisor for the execution, delivery and performance by the Subadvisor of this Agreement, and the execution, delivery and performance by the Subadvisor of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Subadvisor's governing instruments, or
     (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Subadvisor;

          (e) This Agreement is a valid and binding agreement of the Subadvisor;

          (f) The Subadvisor and any affiliated person of the Subadvisor have not:

               (i) within 10 years from the date hereof been convicted of any felony or misdemeanor involving the purchase or sale of any securities or arising out of the conduct as an underwriter, broker, dealer, investment advisor, municipal securities dealer, government securities broker, government securities dealer, transfer agent, or entity or person required to be registered under the CEA, or as an affiliated person, salesman, or employee of any investment company, bank, insurance company, or entity or person required to be registered under the CEA; or

               (ii) by reason of any misconduct, been permanently or temporarily enjoined by an order, judgment or decree of any court of competent jurisdiction or other governmental authority from acting as an underwriter, broker, dealer, investment advisor, municipal securities dealer, government securities broker, government securities dealer, transfer agent, or entity or person required to be registered under the CEA, or an affiliated person, salesman, or employee of any investment company, bank, insurance company, or entity or person required to be registered under the CEA or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any security; or

               (iii) been a party to litigation or other adversarial proceedings involving any former or current client that is material to the Subadvisor's business;

          (g) The Form ADV of the Subadvisor attached hereto as Exhibit A is a true and complete copy of the form filed with the Commission and the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

          (h) The Subadvisor's unaudited balance sheet dated January 31, 1999 attached hereto as Exhibit B is a true and complete copy of the Subadvisor's balance sheet, is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

          (i) The Subadvisor's Code of Ethics attached hereto as Exhibit C has been duly adopted by the Subadvisor, meets the requirements of Rule 17j-1 under the Investment Company Act and such code has been complied with and no violation has occurred.

     10. REPRESENTATIONS AND WARRANTIES OF ADVISOR. The Advisor represents and warrants to the Subadvisor as follows:

          (a) The Advisor is registered as an investment advisor under the Advisers Act;

          (b) The Advisor has filed a notice of exemption pursuant to Rule 4.14 under the CEA with the CFTC and the NFA;

          (c) The Advisor is a corporation duly organized and validly existing under the laws of the State of Wisconsin with the power to own and possess its assets and carry on its business as it is now being conducted;

          (d) The execution, delivery and performance by the Advisor of this Agreement are within the Advisor's powers and have been duly authorized by all necessary action on the part of its shareholders, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Advisor for the execution, delivery and performance by the Advisor of this Agreement, and the execution, delivery and performance by the Advisor of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Advisor's governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Advisor;

          (e) This Agreement is a valid and binding agreement of the Advisor;

          (f) The Advisor and any affiliated person of the Advisor have not:

               (i) within 10 years from the date hereof been convicted of any felony or misdemeanor involving the purchase or sale of any securities or arising out of the conduct as an underwriter, broker, dealer, investment advisor, municipal securities dealer, government securities broker, government securities dealer, transfer agent, or entity or person required to be registered under the CEA, or as an affiliated person, salesman, or employee of any investment company, bank, insurance company, or entity or person required to be registered under the CEA; or

               (ii) by reason of any misconduct, been permanently or temporarily enjoined by an order, judgment or decree of any court of competent jurisdiction or other governmental authority from acting as an underwriter, broker, dealer, investment advisor, municipal securities dealer, government securities broker, government securities dealer, transfer agent, or entity or person required to be registered under the CEA, or an affiliated person, salesman, or employee of any investment company, bank, insurance company, or entity or person required to be registered under the CEA or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any security; or

               (iii) been a party to litigation or other adversarial proceedings involving any former or current client that is material to the Advisor's business;

          (g) The Form ADV of the Advisor attached hereto as Exhibit D is a true and complete copy of the form filed with the Commission and the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

          (h)  The  Advisor   acknowledges  that  it  received  a  copy  of  the
     Subadvisor's Form ADV at least 48 hours prior to the execution of this Agreement.

     11. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; DUTY TO UPDATE INFORMATION. All representations and warranties made by the Subadvisor and the Advisor pursuant to Sections 9 and 10 hereof shall survive for the duration of this Agreement and the parties hereto shall immediately notify, but in no event later than five business days, each other in writing upon becoming aware that any of the foregoing representations and warranties are no longer true. In addition, the Subadvisor will deliver to the Advisor and the Fund copies of any amendments, supplements or updates to any of the information provided to the Advisor and attached as exhibits hereto within fifteen days after becoming available. Within forty-five days after the end of each calendar year during the term hereof, the Subadvisor shall certify to the Advisor that it has complied with the requirements of Rule 17j-1 under the Investment Company Act with regard to its duties hereunder during the prior year and that there has been no violation of the Subadvisor's Code of Ethics with respect to the Fund or in respect of any matter or circumstance that is material to the performance of the Subadvisor's duties hereunder or, if such violation has occurred, that appropriate action was taken in response to such violation.

     12. LIABILITY AND INDEMNIFICATION.

          (a) LIABILITY. In the absence of willful misfeasance, bad faith or negligence on the part of the Subadvisor or a breach of its duties hereunder, the Subadvisor shall not be subject to any liability to the Advisor or the Fund or any of the Fund's shareholders, and, in the absence of willful misfeasance, bad faith or negligence on the part of the Advisor or a breach of its duties hereunder, the Advisor shall not be subject to any liability to the Subadvisor, for any act or omission in the case of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of Investments; PROVIDED, HOWEVER, that nothing herein shall relieve the Advisor and the Subadvisor from any of their obligations under applicable law, including, without limitation, the federal and state securities laws and the CEA.

          (b) INDEMNIFICATION. The Subadvisor shall indemnify the Advisor and the Fund, and their respective officers and directors, for any liability and expenses, including attorneys' fees, which may be sustained as a result of the Subadvisor's willful misfeasance, bad faith, negligence, breach of its duties hereunder or violation of applicable law, including, without limitation, the federal and state securities laws or the CEA. The Advisor shall indemnify the Subadvisor and its officers and directors and the Fund, for any liability and expenses, including attorneys' fees, which may be sustained as a result of the Advisor's willful misfeasance, bad faith, negligence, breach of its duties hereunder or violation of applicable law, including, without limitation, the federal and state securities laws or the CEA.

     13. DURATION AND TERMINATION.

          (a) DURATION. This Agreement shall be submitted for approval by shareholders of the Fund at the first meeting of shareholders of the Fund following the effective date of its Registration Statement on Form N-1A covering the initial offering of shares of the Fund. This Agreement shall continue in effect for a period of two years from the date hereof, subject thereafter to being continued in force and effect from year to year if specifically approved each year by either (i) the Board of Directors of the Fund, or (ii) by the affirmative vote of a majority of the Fund's outstanding voting securities. In addition to the foregoing, each renewal of this Agreement must be approved by the vote of a majority of the Fund's directors who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. Prior to voting on the renewal of this Agreement, the Board of Directors of the Fund may request and evaluate, and the Subadvisor shall furnish, such information as may reasonably be necessary to enable the Fund's Board of Directors to evaluate the terms of this Agreement.

          (b) TERMINATION. Notwithstanding whatever may be provided herein to the contrary, this Agreement may be terminated at any time, without payment of any penalty:

               (i) By vote of a majority of the Board of Directors of the Fund, or by vote of a majority of the outstanding voting securities of the Fund, or by the Advisor, in each case, upon sixty-days' written notice to the Subadvisor;

               (ii) By the Advisor upon breach by the Subadvisor of any representation or warranty contained in Section 9 hereof, which shall not have been cured during the notice period, upon twenty-days' written notice;

               (iii) By the Advisor immediately upon written notice to the Subadvisor if the Subadvisor becomes unable to discharge its duties and obligations under this Agreement; or

               (iv) By the Subadvisor upon 180-days' written notice to the Advisor and the Fund.

         This Agreement shall not be assigned (as such term is defined in the Investment Company Act) without the prior written consent of the parties hereto. This Agreement shall terminate automatically in the event of its assignment without such consent or upon the termination of the Advisory Agreement.

     14. DUTIES OF THE ADVISOR. The Advisor shall continue to have responsibility for all services to be provided to the Fund pursuant to the Advisory Agreement and shall oversee and review the Subadvisor's performance of its duties under this Agreement. Nothing contained in this Agreement shall obligate the Advisor to provide any funding or other support for the purpose of directly or indirectly promoting investments in the Fund.

     15. AMENDMENT. This Agreement may be amended by mutual consent of the parties, provided that the terms of each such amendment shall be approved by the Board of Directors of the Fund or by a vote of a majority of the outstanding voting securities of the Fund. If such amendment is proposed in order to comply with the recommendations or requirements of the Commission or state regulatory bodies or other governmental authority, or to expressly obtain any advantage under federal or state or non-U.S. laws, the Advisor shall notify the Subadvisor of the form of amendment which it deems necessary or advisable and the reasons therefor, and if the Subadvisor declines to assent to such amendment, the Advisor may terminate this Agreement forthwith.

     16. CONFIDENTIALITY. Subject to the duties of the Advisor, the Fund and the Subadvisor to comply with applicable law, including any demand of any regulatory or taxing authority having jurisdiction, the parties hereto shall treat as confidential all information pertaining to the Fund and the actions of the Subadvisor, the Advisor and the Fund in respect thereof.

     17. NOTICE. Any notice that is required to be given by the parties to each other under the terms of this Agreement shall be in writing, delivered, or mailed postpaid to the other party, or transmitted by facsimile with acknowledgment of receipt, to the parties at the following addresses or facsimile numbers, which may from time to time be changed by the parties by notice to the other party:

                              (a)      If to the Advisor:

                                       Strong Capital Management, Inc.
                                       100 Heritage Reserve
                                       Menomonee Falls, Wisconsin 53051
                                       Attention: Legal Department
                                       Facsimile: (414) 359-3948


                              (b)      If to the Subadvisor:

                                       Next Century Growth Investors, LLC
                                       5500 Wayzata Boulevard
                                       Suite 975
                                       Minneapolis, Minnesota 55416
                                       Attention: Managing Director
                                       Facsimile: (612) 591-4499

                              (c)      If to the Fund:

                                       Strong U.S. Emerging Growth Fund
                                       100 Heritage Reserve
                                       Menomonee Falls, Wisconsin 53051
                                       Attention: Legal Department
                                       Facsimile: (414) 359-3948


     18. GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Wisconsin and the Subadvisor consents to the exclusive jurisdiction of courts, both federal and state, and venue in Wisconsin, with respect to any dispute arising under or in connection with this Agreement.

     19.   COUNTERPARTS.   This  Agreement  may  be  executed  in  one  or  more
counterparts,   all  of  which  shall  together  constitute  one  and  the  same instrument.

     20. CAPTIONS. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

     21. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision or applicable law, the remainder of the Agreement shall not be affected adversely and shall remain in full force and effect.

     22. CERTAIN DEFINITIONS.

          (a) "BUSINESS DAY." As used herein, business day means any customary business day in the United States on which the New York Stock Exchange is open.

          (b) MISCELLANEOUS. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Investment Company Act shall be resolved by reference to such term or provision of the Investment company Act and to interpretations thereof, if any, by the U.S. courts or, in the absence of any controlling decisions of any such court, by rules, regulation or order of the Commission validly issued pursuant to the Investment Company Act. Specifically, as used herein, "investment company," "affiliated person," "interested person," "assignment," "broker," "dealer" and "affirmative vote of the majority of the Fund's outstanding voting securities" shall all have such meaning as such terms have in the Investment Company Act. The term "investment advisor" shall have such meaning as such term has in the Advisers Act and the Investment Company Act, and in the event of a conflict between such Acts, the most expansive definition shall control. In addition, where the effect of a requirement of the Investment Company Act reflected in any provision of this Agreement is relaxed by a rule, regulation or order of the Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.


                                            STRONG CAPITAL MANAGEMENT, INC.


                                            By:
                                                     ---------------------------
                                      Name:
                                     Title:

                                            Attest:
                                                     ---------------------------
                                      Name:
                                     Title:


                                            NEXT CENTURY GROWTH INVESTORS, LLC


                                            By:
                                                     ---------------------------
                                      Name:
                                     Title:

                                            Attest:
                                                     ---------------------------
                                      Name:
                                     Title: